UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

CENTRAL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 North Central Expressway Suite 1525 Dallas, Texas		75206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 360-7480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

On March 20, 2013, Regional Enterprises, Inc. (“Regional”), a wholly-owned subsidiary of the Central Energy Partners LP (the “Registrant”) entered into a Term Loan and Security Agreement (“Hopewell Loan Agreement”) with Hopewell Investment Partners, LLC (“Hopewell”) pursuant to which Hopewell will loan Regional of up to $2,500,000 (“Hopewell Loan”), of which $1,998,000 was advanced to Regional on such date. William M. Comegys III, a member of the Board of Directors of the General Partner, is a member of Hopewell. As a result of this affiliation, the terms of the Hopewell Loan were reviewed by the Conflicts Committee of the Board of Directors of the General Partner. The committee determined that the Hopewell Loan was on terms better than could be obtained from a third-party lender.

In connection with the Hopewell Loan, Regional issued Hopewell a promissory note (“Hopewell Note”) and granted Hopewell a security interest in all of Regional’s assets, including a first lien mortgage on the real property owned by Regional and an assignment of rents and leases and fixtures on the remaining assets of Regional. In connection with the Hopewell Loan, the Registrant delivered to Hopewell a pledge of the outstanding capital stock of Regional, and the Registrant entered into an unlimited guaranty for the benefit of Hopewell. In addition, Regional and the Registrant entered into an Environmental Certificate with Hopewell representing as to the environmental condition of the property owned by Regional, agreeing to clean up or remediate any hazardous substances from the property, and agreeing, jointly and severally, to indemnify Hopewell from and against any claims whatsoever related to any hazardous substance on, in or impacting the property of Regional.

The principal purpose of the Hopewell Loan was to repay the entire amounts due by Regional to RZB in connection with the Loan Agreement totaling $1,975,000 at the time of payoff, including principal, interest and legal fees and other expenses owed in connection with the Loan Agreement. Any additional amounts provided under the Hopewell Loan to Regional will be used for working capital.

The Hopewell Loan matures in three years and carries a fixed annual rate of interest of 12%. Based on the amounts advanced under the Hopewell Loan as of March 20, 2013, Regional is required to make interest payments only of $20,000 per month for the first six months and then 29 equal monthly payments of $44,500 (principal and interest) from the seventh month through the 35th month with a balloon payment of $1,193,000 due on March 19, 2016.

Per the Hopewell Loan Agreement, Regional is required to provide annual audited and certified quarterly financial statements to Hopewell. The failure to provide those financial statements as prescribed is an event of default, and Hopewell may, by written notice to Regional, declare the Hopewell Note immediately due and payable.

Item 1.02. Termination of a Material Definitive Agreement

On March 20, 2013, Regional repaid the entire amount due by Regional to RB International Finance (USA) (“RBI”) in connection with the Loan Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) between Regional (as successor by assumption of obligations to the Registrant) and RBI totaling $1,975,000 at the time of payoff, including principal, interest and legal fees and other expenses owed in connection with the Loan Agreement. As disclosed in the Registrant’s current report on Form 8-K previously filed on March 7, 2013, Regional was in default under the Loan Agreement, and RBI had made a demand to Regional for payment of all amounts due under the Loan Agreement. RBI, at its sole discretion, could have declared all amounts owing in connection with the Loan Agreement immediately due and payable and taken all actions prescribed under the Loan Agreement and the related security documents, as amended, including a foreclosure on the assets and common stock of Regional which were held as collateral for the Loan, if the payoff did not occur.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure set forth under Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities.

On March 20, 2013, the Compensation Committee of the Board of Directors (the “Board”) of Central Energy GP LLC, the general partner of the Registrant (“General Partner”), approved an employment agreement with Mr. Ian T. Bothwell (“Executive”). In addition to the terms described under Item 5.02 below, the Executive was provided with a grant of 200,000 Common Units of the Registrant under the Registrant’s 2005 Equity Incentive Plan (“Equity Incentive Plan”), which grant shall vest immediately upon issuance as set forth in a separate Unit Grant Agreement between the Executive and the Registrant. All of the terms and conditions of such grant shall be governed by the terms and conditions of the Equity Incentive Plan and the Unit Grant Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2013, the Compensation Committee of the General Partner approved an employment agreement with Mr. Ian T. Bothwell (“Executive”). The general provisions of the employment agreement (the “Agreement”) include:

•	The term of employment is for a period of two years unless terminated as more fully described in the Agreement; provided, that on the second anniversary and each annual anniversary thereafter, the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days’ prior to the applicable renewal date.

•	The Executive will serve as Executive Vice President, Chief Financial Officer and Secretary of the General Partner and President of Regional.

•	The Executive will receive an annual salary of $275,000 (“Base Salary”) which may be adjusted from time to time as determined by the Board of Directors of the General Partner (as more fully described in the Agreement, Regional will pay a minimum of 75% of the Base Salary).

•	For each calendar year of the employment term, the Executive shall be eligible to receive a discretionary bonus to be determined by the General Partner’s Board of Directors in its sole and absolute discretion.

•	The Executive shall be entitled to five weeks of paid vacation during each 12-month period of employment beginning upon the effective date of the Agreement.

•	The Executive will be entitled to other customary benefits including participation in pension plans, health benefit plans and other compensation plans as provided by the General Partner.

•	The Agreement terminates (a) upon death, (b) at any time upon notice from the General Partner for cause as more fully defined in the Agreement, (c) by the General Partner, without cause, upon 15 days advance notice to the Executive, or (d) by the Executive at any time for Good Reason (as more fully defined in the Agreement) or (e) by the Executive without Good Reason (as more fully defined in the Agreement) upon 15 days advance notice to the General Partner.

•	The Executive is granted 200,000 Common Units of the Registrant under the Registrant’s 2005 Plan which shall vest immediately upon such grant as set forth in a separate Unit Grant Agreement between the Executive and the General Partner. All of the terms and conditions of such grant shall be governed by the terms and conditions of the 2005 Plan and the Unit Grant Agreement.

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In addition to any grants of Common Units or other securities of the Registrant as the Compensation Committee of the Board of Directors may determine from time to time pursuant to one or more of the General Partner’s benefit plans, the General Partner shall provide to the Executive one or more future grants of Common Units of the Registrant (“Future Grants”) equal to the number of Common Units determined by dividing (1) one and one-half percent (1.5%) of the gross amount paid for each of the next one or more acquisitions completed by the Registrant, and/or an affiliate of the Registrant during the term of the Agreement, which gross amount shall not exceed $100 million (each an “Acquisition”), by (2) the average value per common unit assigned to the equity portion of any consideration issued by the Registrant and/or an affiliate of the Registrant to investors in connection with each Acquisition including any provisions for adjustment to equity as offered to investors, if applicable. In the event the General Partner does not extend the Agreement after its second anniversary date for any reason other than as provided in the Agreement, the General Partner shall issue to Executive the number of Common Units of the Registrant determined by dividing (1) the amount calculated by multiplying three-quarters of one percent (0.75%) times the sum determined by subtracting the gross amount paid for each of the Acquisitions completed by the Registrant and/or an affiliate of the Registrant during the term of Executive’s employment by the General Partner from $100 million by (2) the average value per common unit assigned to the equity portion of any consideration issued by the Registrant and/or an Affiliate of the Registrant to investors in connection with each Acquisition including any provisions for adjustment to equity as offered to investors, if applicable. The Common Units subject to issuance under this bullet point will be issued pursuant to a Unit Grant Agreement, which grant will be governed by the terms and conditions of the 2005 Plan (or its successor) and the Unit Grant Agreement. The right to receive the Common Units pursuant to this bullet point will not terminate until fully issued in the event the Executive is (a) terminated by the General Partner without Cause, (b) the Executive resigns for Good Reason, (c) a termination resulting from a Change in Control of the General Partner, or (d) a termination resulting from the Death or Disability of the Executive as more fully described in the Agreement. All Common Units issued pursuant to this bullet point will be registered pursuant to a Form S-8 registration statement to be filed by the Registrant or an amendment to the current Form S-8 registration statement on file with the SEC.

In the event that the parties decide not to renew the Agreement, the General Partner terminates the Agreement for cause or the Executive terminates the Agreement without good reason, the Executive shall be entitled to receive all accrued and unpaid salary, expenses, vacation, bonuses and incentives awarded prior to the termination date (Accrued Amounts). In the event the Executive is terminated pursuant to clauses (a), (b) and (c) in the last bullet point above, then the Executive shall be entitled to receive the Accrued amounts together with (i) severance pay equal to two (2) times the sum of (1) the Executive’s Base Salary in the year in which the termination date occurs and (2) the amount of the Annual and Anniversary Bonus for the year prior to the year in which the termination date occurs and (ii) for a period of up to 18 months following termination, continuation of all employee benefit plans and health insurance as provided prior to termination.

The Agreement also contains restrictions on the use of “confidential information” during and after the term of the Agreement and restrictive covenants that survive the termination of the Agreement including (i) a covenant not to compete, (ii) a non-solicitation covenant with respect to employees and customers and (iii) a non-disparagement covenant, all as more fully described in the Agreement.

Item 9.01. Financial Statements and Exhibits

10.94	Term Loan and Security Agreement between Regional Enterprises, Inc., as Borrower, and Hopewell Investment Partners LLC, as Lender, dated March 20, 2013.

10.95	Promissory Note dated March 20, 2013 in an amount of up to $2,500,000 issued by Regional Enterprises, Inc., as Borrower, to Hopewell Investment Partners LLC, as Lender.

10.96	First Lien Mortgage, Security Agreement, Assignment of Rents, Leases and Fixture Filing by and from Regional Enterprises, Inc., as Mortgagor, to Hopewell Investment Partners LLC, as Mortgagee, dated as of March 20, 2013.

10.97	Pledge Agreement dated March 20, 2013 by Central Energy Partners LP to Hopewell Investment Partners.

10.98	Assignment of Leases and Rents from Regional Enterprises, Inc. to Hopewell Investment Partners LLC.

10.99	Environmental Certificate (With Covenants, Representations and Warranties) from Regional Enterprises, Inc. and Central Energy Partners LP to Hopewell Investment Partners LLC.

10.101	Unlimited Guaranty dated March 20, 2013 from Central Energy Partners LP to Hopewell Investment Partners LLC.

10.102*	Employment Agreement between Central Energy GP LLC and Mr. Ian T. Bothwell.

*	indicates management contract or compensatory plan or arrangement.

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INDEX TO EXHIBITS

10.94	Term Loan and Security Agreement between Regional Enterprises, Inc., as Borrower, and Hopewell Investment Partners LLC, as Lender, dated March 20, 2013.

10.95	Promissory Note dated March 20, 2013 in an amount of up to $2,500,000 issued by Regional Enterprises, Inc., as Borrower, to Hopewell Investment Partners LLC, as Lender.

10.96	First Lien Mortgage, Security Agreement, Assignment of Rents, Leases and Fixture Filing by and from Regional Enterprises, Inc., as Mortgagor, to Hopewell Investment Partners LLC, as Mortgagee, dated as of March 20, 2013.

10.97	Pledge Agreement dated March 20, 2013 by Central Energy Partners LP to Hopewell Investment Partners.

10.98	Assignment of Leases and Rents from Regional Enterprises, Inc. to Hopewell Investment Partners LLC.

10.99	Environmental Certificate (With Covenants, Representations and Warranties) from Regional Enterprises, Inc. and Central Energy Partners LP to Hopewell Investment Partners LLC.

10.101	Unlimited Guaranty dated March 20, 2013 from Central Energy Partners LP to Hopewell Investment Partners LLC.

10.102*	Employment Agreement between Central Energy GP LLC and Mr. Ian T. Bothwell.

*	indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Energy Partners LP

By: Central Energy GP LLC,

its General Partner

By: /s/ Ian T. Bothwell

Ian T. Bothwell,

Executive Vice President,

Chief Financial Officer and

Principal Accounting Officer

Dated: March 26, 2013

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